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EXHIBIT 23.1

Consent of Arthur Andersen LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 18, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 33-16939, 33-32600, 33-43314, 33-43318, 33-56205, 33-62957, 333-00449, 333-01189, 333-33177,
333-43121).


/s/ Arthur Andersen LLP
Cleveland, Ohio,
July 7, 2000.